Exhibit 99.1

FOR IMMEDIATE RELEASE

September 20, 2007

Contact:

Philip J. Pantano

Seneca Gaming Corp.

716-278-2598

BRIAN HANSBERRY NAMED PRESIDENT/CEO
AT SENECA GAMING CORPORATION
Appointment follows unanimous Board vote

NIAGARA FALLS, NEW YORK — Seneca Gaming Corporation announced today that, following a unanimous vote of the Board of Directors, Brian Hansberry has officially been appointed President and CEO of the gaming development company. Hansberry has served as Interim President and CEO since February.

“Over the past seven months, Brian has showed that he has the knowledge, vision and dedication to continue to lead this dynamic enterprise toward a bright future,” said Barry E. Snyder, Sr., Chairman, Seneca Gaming Corporation. “We have some extremely exciting development plans for our gaming properties in Niagara Falls, Salamanca and Buffalo, and Brian will be responsible for leading those plans through to their completion. He has the confidence and support of the Board that he will continue to build on our strong record of success, investment and job creation.”

During Hansberry’s tenure at the corporate helm, Seneca Gaming Corporation has completed construction on the permanent Seneca Allegany Casino & Hotel project, complete with an expanded gaming floor and accompanying 212-room luxury hotel, as well as opened the temporary

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SGC/HANSBERRY
2-2-2-2

Seneca Buffalo Creek Casino, which has already attracted more than 90,000 visitors in its first two months of operation.

Future development plans call for the conversion of the original Seneca Allegany Casino complex into a 1,700-seat events center scheduled to open in early 2008, the construction of a second hotel tower at Seneca Allegany Casino & Hotel, the design and construction of a permanent Seneca Buffalo Creek Casino complex, and the completion of development plans at Seneca Niagara Casino & Hotel, the company’s flagship operation.

“Seneca Gaming Corporation has become a recognized name in the gaming industry and a true leader in the Western New York economy in a very short time, and we have only just begun,” Hansberry said. “I want to thank Chairman Snyder, the Board of Directors and the Seneca Nation of Indians for affording me the opportunity to continue to lead this company, and the more than 4,000 employees of Seneca Gaming Corporation, whose hard work has made all of our success possible. This is a tremendous opportunity for me, and I intend to make this company as successful as possible for our patrons, our employees, the people of the Seneca Nation and for all of Western New York.”

Hansberry started his career with Seneca Gaming Corporation in October 2002, and later served as General Manager at both Seneca Allegany Casino and Seneca Niagara Casino & Hotel.

Hansberry has 30 years experience in the gaming industry, and has worked for several gaming corporations including Resorts International Casino and The Sands Casino Hotel in Atlantic City, and Players Island Casino and Isle of Capri Casino in Louisiana. Throughout his career, he has worked in the areas of operations, marketing and administration, and has previously held the positions of Director of Operations and Vice President of Operations and Administration with other organizations.

Forward-Looking Statements

The above announcement contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “will,” “intend,” “can,” and words of similar meaning, with reference to Seneca Gaming Corporation and its management, indicate forward-looking statements.  Similarly, statements that describe our plans or goals are all forward-looking statements.  Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements contained in this release, including, our ability to construct the Seneca Buffalo Creek Casino; our ability to create future development at Seneca Niagara Casino & Hotel; our ability to accomplish our business goals; our ability to build on our financial performance; and our ability to deliver economic benefits to the Seneca Nation of Indians and the economy of Western New York.  Additional information concerning potential factors that could affect Seneca Gaming Corporation and cause actual results to differ materially from those expressed in or implied by the statements contained in this release is included in the filings of the Seneca Gaming Corporation with the Securities and Exchange Commission.

Seneca Gaming Corporation disclaims any obligation to update these forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.